Child, Sullivan & Company
          A Professional Corporation of Certified Public Accountants
                       1284 W. Flint Meadow Dr. Suite D
                             Kaysville, Utah 84037
                                (801) 927-1337


January 2, 2006


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Child, Sullivan & Company was previously principal accountant for Andain, Inc. ("Company") and reported on the financial statements of the Company for the period from July 23, 2004 (inception) through January 12, 2005. On January 1, 2006, we changed our accounting practice from a corporation to a professional limited liability company, Child, Van Wagoner & Bradshaw, PLLC.
We have read the Company's statements included under Item 4.01 of its Form 8-K dated January 2, 2006, and agree with such statements.

                                              Very truly yours,



                                              /s/ Child, Sullivan & Company
					      _____________________________
                                                  Child, Sullivan & Company